                                                                       Exhibit 5

                        [Shearman & Sterling Letterhead]

                                 February 28, 1997

Boston Scientific Corporation
One Boston Scientific Place
Natick, MA 01760-1537

                       Merger of Patriot Acquisition Corp.
                          and Target Therapeutics, Inc.

Ladies and Gentlemen:

     We have acted as counsel for Boston Scientific Corporation, a Delaware corporation ("Boston Scientific"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Boston Scientific on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to 17,129,327 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Boston Scientific. The Common Stock is being registered in connection with the merger of Patriot Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Boston Scientific, with and into Target Therapeutics, Inc., a Delaware corporation. The Common Stock is described in the Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement, to which this opinion is an exhibit.

     In that connection, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates, and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates, when issued as described in the Prospectus, will be duly authorized, validly issued, fully paid and nonassessable.

     Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we do not express any opinion herein concerning any other law.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" contained in the Prospectus.

                                          Very truly yours,

                                          /s/ Shearman & Sterling

[PDL/wtb/bd]